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                                                                   Exhibit 8.1


                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                               New York, NY 10017


                                                                   May 21, 2003


Chase Manhattan Bank USA, National Association
White Clay Center Building 200
Newark, Delaware 19801



                 Re:       The Issuance and Sale of
                 $404,000,000 of Class A-1 1.20% Asset Backed Notes, $518,000,000 of Class A-2 1.26% Asset Backed Notes, $520,000,000 of Class A-3 1.52% Asset Backed Notes, $517,700,000 of Class A-4 2.06% Asset Backed Notes, and $50,300,000 of 2.04% Asset Backed Certificates by
                 Chase Manhattan Auto Owner Trust 2003-A
                 -------------------------------------------------------------

Ladies and Gentlemen:

                  We have acted as United States federal tax counsel ("Federal Tax Counsel") for Chase Manhattan Bank USA, National Association, a national banking association organized under the laws of the United States (the "Seller"), in connection with the issuance and sale of (i) $404,000,000 of Class A-1 1.20% Asset Backed Notes, (ii) $518,000,000 of Class A-2 1.26% Asset Backed Notes, (iii) $520,000,000 of Class A-3 1.52% Asset Backed Notes, (iv) $517,700,000 of Class A-4 2.06% Asset Backed Notes (collectively, the "Notes") and (v) $50,300,000 of 2.04% Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities"), by Chase Manhattan Auto Owner Trust 2003-A, a business trust organized under the Statutory Trust Statute of the State of Delaware (the "Trust"), pursuant to: (a) with respect to the Notes, the Indenture, dated as of May 22, 2003 (the "Indenture"), between the Trust and Wells Fargo Bank Minnesota, National Association, as trustee (the "Indenture Trustee"); and (b) with respect to the Certificates, the Amended and Restated Trust Agreement, dated as of May 22, 2003 (the "Trust Agreement"), between the Seller and Wilmington Trust Company, as owner trustee (the "Owner Trustee"). The Securities will be offered for sale to investors pursuant to the Prospectus Supplement, dated May 22, 2003 (the "Prospectus Supplement") to the Prospectus dated May 22, 2003 (the "Prospectus").



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                                      -2-

                                                                   May 21, 2003


                  All capitalized terms used in this opinion letter and not otherwise defined herein shall have the meaning assigned to such terms in the Prospectus Supplement.

                  In delivering this opinion, we have reviewed: (i) the Registration Statement on Form S-3 (File No. 333-74600), filed by the Seller with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), as it became effective (based solely upon oral advice from the staff of the Commission) under the Act (the "Registration Statement"), (ii) the Prospectus, (iii) the Prospectus Supplement,
(iv) the form of Indenture, (iv) the form of Trust Agreement, (v) the form of Sale and Servicing Agreement dated as of May 22, 2003 (the "Sale and Servicing Agreement") between the Seller and the Trust, (v) forms of the Securities and
(vi) the representation letter to us from the Seller dated May 21, 2003 (the "Representation Letter"). We also have examined such other documents, papers, statutes and authorities as we have deemed necessary to form the basis for the opinions expressed herein. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of copies of documents submitted to us.

                  As to certain matters of fact relevant to the opinions hereinafter expressed, we have relied upon the representations and warranties set forth in the Indenture, the Trust Agreement and the Sale and Servicing Agreement. In addition, we have relied on certain representations made to us by the Seller in the Representation Letter.

                  On the basis of the foregoing and assuming, with your permission, that (i) the Trust is formed and maintained in accordance with the discussion set forth in the Prospectus and the Prospectus Supplement and is operated in compliance with the terms of the Trust Agreement, (ii) the terms of the Indenture, the Trust Agreement and the Sale and Servicing Agreement are not amended, (iii) the representations made in the Representation Letter are true and accurate in all material respects, and (iv) the aggregate amount of the Late Fees received or accrued each year by the Trust on, or with respect to, the Receivables will be equal to, or less than, five percent (5%) of the aggregate amount of the Late Fees and interest or other income accrued or received by the Trust on, or with respect to, the Receivables each such year, we hereby confirm
(a) our opinions (the "Prospectus Opinions") set forth in the Prospectus Supplement under the caption "Material Federal Income Tax Consequences" and (b) that, subject to the qualifications set forth therein, the statements set forth in the Prospectus Supplement under the caption "Material Federal Income Tax Consequences," insofar as such statements purport to constitute summaries of the United States federal tax law regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters discussed therein in all material respects.

                  We express no opinion with respect to the transactions referred to herein and in the Prospectus or the Prospectus Supplement other than as expressly set forth herein. The Prospectus Opinions are not binding on the Internal Revenue Service ("IRS") and the IRS could disagree with the Prospectus Opinions. Although we believe that the Prospectus Opinions we express herein would be sustained if challenged, there can be no assurance that this will be the case.

                  Our opinions are based upon the Code, the Treasury regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof.


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                                       -3-


                                                                   May 21, 2003


Consequently, future changes in the law may cause the tax treatment of the transactions referred to herein to be materially different from that described above.

                  We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

                  This opinion letter is rendered to each of the addressees in connection with the above described transaction. This opinion may not be relied upon by any such addressee for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent. We hereby consent to the filing of the opinion with the Securities and Exchange Commission as an exhibit to the Seller's current report on Form 8-K dated May 28, 2003.




                                                Very truly yours,

                                                /s/ Simpson Thacher & Bartlett

                                                SIMPSON THACHER & BARTLETT

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                          Schedule A to the Tax Opinion
                             Dated May 21, 2003 for
                     Chase Manhattan Auto Owner Trust 2003-A


Chase Manhattan Bank USA, National Association
White Clay Center Building 200
Newark, Delaware 19801

J.P. Morgan Securities Inc.,
  As Representative of the Several
  Underwriters named in Schedule I
  to the Note Underwriting Agreement
270 Park Avenue
New York, New York 10017

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Fitch, Inc.
One State Street Plaza
New York, New York 10004

Moody's Investors Service
99 Church Street
New York, New York 10004

Standard & Poor's Ratings Group
55 Water Street
New York, New York 10041

Wells Fargo Bank Minnesota
National Association
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890